UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2007

Swank, Inc.
 (Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware	04-1886990
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
90 Park Avenue New York, NY	10016
(Address of principal executive offices)	(Zip code)

(212) 867-2600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On July 2, 2007, Swank, Inc. (the “Company”) entered into a Sixth Amendment dated as of July 2, 2007 (the “Sixth Amendment”), to the Loan and Security Agreement by and between the Company and Wells Fargo Foothill, Inc. (the “Lender”). Among other things, the Sixth Amendment extends the maturity date of the Loan and Security Agreement to June 29, 2012, sets the maximum amount of extensions of credit that may be made by the Lender to the Company under the Loan and Security Agreement at $32,000,000, reduces the interest rates payable on outstanding amounts under the Loan and Security Agreement, revises financial covenant levels and the Company’s reporting requirements, and releases certain collateral security for the Company obligations to the Lender.

        The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the text of the Sixth Amendment, a copy of which is being filed as Exhibit 10.01 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Shell Company Transactions. Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.01	Sixth Amendment to Loan and Security Agreement dated July 2, 2007 between the Company and the Lender.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007	SWANK, INC.

	By:	/s/ Jerold R. Kassner
Jerold R. Kassner, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Sixth Amendment to Loan and Security Agreement dated July 2, 2007 between the Company and the Lender.